     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 1994

                                                     REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                           UNITED CITIES GAS COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            ILLINOIS AND VIRGINIA                               36-1801540
       (STATE OF OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                               5300 MARYLAND WAY
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 373-5310
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           GENE C. KOONCE, PRESIDENT
                               5300 MARYLAND WAY
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 373-5310
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:

                                 JOHN M. DIXON
                               CHAPMAN AND CUTLER
                             111 WEST MONROE STREET
                            CHICAGO, ILLINOIS 60603

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                            ------------------------



                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------
                              AMOUNT            PROPOSED          PROPOSED         AMOUNT OF
  TITLE OF SECURITIES          TO BE        MAXIMUM OFFERING MAXIMUM AGGREGATE    REGISTRATION
    TO BE REGISTERED        REGISTERED     PRICE PER SHARE(1)   OFFERING PRICE        FEE
- -------------------------------------------------------------------------------------------------
Common Stock, without
  par value.............   200,000 Shares        $15.69          $3,138,000        $1,082.07
- -------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c) and (h), the proposed maximum offering price per share and maximum aggregate offering price and amount of registration fee are calculated based upon a price per share of $15.69, the average of the high and low price for the shares of United Cities Gas Company Common Stock as reported by the National Association of Securities Dealers Automated Quotations (NASDAQ) National Market System on June 17, 1994.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************


                 SUBJECT TO COMPLETION, -- DATED JUNE 22, 1994

                        [UNITED CITIES GAS COMPANY LOGO]

                               5300 MARYLAND WAY
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 373-5310

                          CUSTOMER STOCK PURCHASE PLAN

                                  COMMON STOCK
                               WITHOUT PAR VALUE
                            ------------------------

     Current and potential customers of United Cities Gas Company (the "Company") are offered the right to make one purchase of shares of the Company's Common Stock at a 5% discount to market value, all as set forth herein under "Customer Stock Purchase Plan". Purchasers will have the option of becoming participants in the Company's Dividend Reinvestment and Stock Purchase Plan.

                            ------------------------

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon. Prospective purchasers may wish to read the prospectus describing the Dividend Reinvestment and Stock Purchase Plan which accompanies this Prospectus. Employees may wish to read this Prospectus in conjunction with the prospectus describing the Employee Stock Purchase Plan.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESEN-
                TATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                  THE DATE OF THIS PROSPECTUS IS JULY   , 1994

                             AVAILABLE INFORMATION

     THE COMPANY IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") AND, IN ACCORDANCE THEREWITH, FILES REPORTS, PROXY STATEMENTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). REPORTS, PROXY STATEMENTS AND OTHER INFORMATION FILED BY THE COMPANY WITH THE COMMISSION PURSUANT TO THE INFORMATIONAL REQUIREMENTS OF THE EXCHANGE ACT MAY BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, AND AT THE FOLLOWING REGIONAL OFFICES OF THE COMMISSION: NEW YORK REGIONAL OFFICE, 75 PARK PLACE, NEW YORK, NEW YORK 10007; AND CHICAGO REGIONAL OFFICE, 500 WEST MADISON STREET, 14TH FLOOR, CHICAGO, ILLINOIS 60606. COPIES OF SUCH MATERIAL MAY BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, AT PRESCRIBED RATES.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, heretofore filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference, except as superseded or modified herein:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

          2. The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1994.

          3. The description of the Common Stock of the Company, without par value, as contained in the Company's Registration Statement on Form 10, as amended by subsequently filed reports on Form 10-K.

     All documents filed by the Company pursuant to section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents described above (other than exhibits). Requests for such copies should be directed to Investor Relations/Corporate Communications, United Cities Gas Company, 5300 Maryland Way, Brentwood, Tennessee 37027, telephone (615) 373-5310, ext. 233.

                           UNITED CITIES GAS COMPANY
                               5300 MARYLAND WAY
                           BRENTWOOD, TENNESSEE 37027
                                 (615) 373-5310

                          CUSTOMER STOCK PURCHASE PLAN

1. THE PLAN

     United Cities Gas Company's Customer Stock Purchase Plan (the "Plan") was created by action of the Board of Directors of the Company on August 6, 1993. The purpose of the Plan is to further encourage individual ownership of Company stock by providing current and potential customers, including existing shareholders, and Company employees with a convenient and commission-free way to make an initial, one-time purchase of Company stock and thereby gain access to the Company's Dividend Reinvestment and Stock Purchase Plan.

     Under the Plan, current and potential customers and Company employees are offered the right to make a single purchase of shares of Common Stock at a 5% discount from market value. When the purchaser becomes a registered shareholder, he or she may elect to enroll in the Company's Dividend Reinvestment and Stock Purchase Plan which permits shareholders to reinvest cash dividends and make optional cash purchases without incurring additional expense. Enrollment cards are routinely mailed to all new shareholders.

     The Company believes that encouraging stock ownership by customers and Company employees will create good will for the Company and that the Company will benefit from increasing the number of individual shareholders as well as the funds raised pursuant to the Plan. The Board of Directors of the Company has authorized the issuance of up to 200,000 shares of Common Stock of the Company pursuant to the Plan. The number of shares subject to the Plan is subject to adjustment in the case of any stock split, stock dividend or reclassification regarding the Company's Common Stock.

2. ONE PURCHASE PERMITTED

     Only one purchase per participant will be permitted pursuant to the Plan.

3. ELIGIBILITY

     Current and potential customers, including existing shareholders, eligible to purchase Common Stock pursuant to the Plan include individuals residing within a county in which the Company provides natural or propane gas. Company employees are eligible to participate in the Plan regardless of residence.

4. ENROLLMENT PROCEDURE

     Any participant may make a one-time purchase pursuant to the Plan at any time by completing, signing and forwarding an Enrollment Form along with a check or money order payable to the Plan Administrator, Harris Trust and Savings Bank at the following address:

                                Harris Trust and Savings Bank
                                Stock Transfer Department
                                P. O. Box A-3309
                                Chicago, Illinois 60690

     An Initial Investment Form and postage-paid envelope are enclosed with this Prospectus.

     Payment must be received by the Plan Administrator at least seven days before the Stock Purchase Date. Payments which are received after the seventh day will be held by the Plan Administrator for investment on the next succeeding purchase date.

5. STOCK PURCHASE DATE

     Stock will be purchased on the fifteenth day of each month or, if such day is not a trading day, the trading day immediately preceding that day, such day being referred to herein as the Stock Purchase Date.

     Because no use will be made of the purchaser's money until the stock is purchased, no interest will be paid from the date the Plan Administrator receives the check to the Stock Purchase Date.

6. PRICE AT WHICH STOCK MAY BE PURCHASED

     The price per share will be 95% of the average of the closing prices of the Common Stock for the period of five trading days ending on the Stock Purchase Date in the NASDAQ Over-the-Counter National Market Issues report of the Midwest Edition of the Wall Street Journal.

     The minimum amount which may be invested is $250; the maximum amount is $10,000. Each purchaser's account will be credited with the number of shares, including fractions computed to four decimal places, equal to the amount to be invested divided by the applicable purchase price.

     Company employees should compare the Plan with the Company's Employee Stock Purchase Plan (the "Employee Plan"). Copies of the prospectus relating to the Employee Plan may be obtained by contacting Investor Relations/Corporate Communications, United Cities Gas Company, 5300 Maryland Way, Brentwood, Tennessee 37027, telephone (615) 373-5310, ext. 233.

7. ISSUANCE OF STOCK

     Shares purchased under the Plan will be credited to the purchaser's account. Certificates for such shares will be issued without charge by the Plan Administrator upon receipt of a written request by the purchaser. Certificates representing fractional share interests will not be issued under any circumstances.

     In lieu of issuing a certificate for any fractional share interest remaining in a purchaser's account, any fractional share interest will be liquidated and a check for the net proceeds will be mailed to the purchaser by the Plan Administrator.

8. PARTICIPATION IN DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     A purchaser of shares of Common Stock will have the option of becoming a participant in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Dividend Plan"). The Dividend Plan permits the automatic reinvestment of cash dividends in additional shares of Common Stock at a price equal to 95% of the average closing prices of the Common Stock for the period of five trading days ending on the Investment Date (as defined). It also permits the purchase of additional shares through optional cash payments at 100% of such average price. A copy of the prospectus relating to the Dividend Plan is enclosed with this Prospectus.

9. TERMINATION OF AND AMENDMENTS TO PLAN

     The Company reserves the right to amend, modify, suspend or terminate the Plan at any time.

10. ADMINISTRATION OF THE PLAN

     The Treasurer of the Company, James B. Ford, 5300 Maryland Way, Brentwood, Tennessee 37027 or an alternate named by him, will administer the Plan until its termination and make such interpretations and rulings as are necessary in connection with its operations.

11. FEDERAL INCOME TAX EFFECTS UPON PURCHASERS

     The following Federal income tax consequences are based on current laws, regulations, rulings and decisions. This type of Plan is novel in that the Internal Revenue Service has not issued any direct rulings which address the tax consequences of similar arrangements. The conclusions summarized below result from an analysis of the applicable authority.

     a. Even though the Common Stock will be purchased for less than its fair market value, the purchaser of Common Stock under the Plan will not be subject to tax at the time of purchase. The purchaser of stock is not required to recognize gain just because the purchaser purchases the stock at a discounted price.

     b. Generally, the amount of gain (or loss) is determined and recognized upon the sale or other disposition of property. Therefore, the purchaser of the Common Stock may be subject to tax upon the sale of the Common Stock.

     c. The tax basis of property is generally the amount paid for the property even though the purchaser paid a price below the fair market value of the property at the time of purchase. Therefore, the purchaser's cost basis in the Common Stock purchased under the Plan will be the amount actually paid for the Common Stock.

     d. The purchaser's holding period for the Common Stock purchased under the Plan will begin on the day after the purchase of the Common Stock.

     This summary of tax consequences relates only to purchases of Common Stock for investment purposes. Purchasers should consult the Dividend Plan prospectus to determine the tax consequences under such plan.

     THIS SUMMARY IS NOT INTENDED TO BE A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE THIS TYPE OF PLAN IS NOVEL AND THE TAX CONSEQUENCES OF INVESTMENT UNDER THE PLAN MAY NOT BE IDENTICAL FOR ALL PURCHASERS. PROSPECTIVE PURCHASERS ARE ENCOURAGED TO CONSULT WITH THEIR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN SITUATION.

12. REGULATORY APPROVAL

     Authorization for the issuance of the additional 200,000 shares has been obtained from the Georgia Public Service Commission, the Illinois Commerce Commission, the Tennessee Public Service Commission, the Kansas Corporation Commission and the State Corporation Commission of the Commonwealth of Virginia.

                                  THE COMPANY

     United Cities Gas Company is incorporated under the laws of the State of Illinois and domesticated under the laws of the Commonwealth of Virginia. Its principal offices are located at 5300 Maryland Way, Brentwood, Tennessee 37027 and its telephone number is (615) 373-5310. Unless the context indicates otherwise, "Company" includes United Cities Gas Company and its subsidiaries, UCG Energy Corporation ("UCG Energy") and United Cities Gas Storage Company ("UCG Storage").

     The Company is primarily a distributor of natural and propane gas operating in ten states and serving approximately 303,000 customers (283,000 natural and 20,000 propane). The Company's natural gas business is conducted in eight states: Tennessee, Illinois, Missouri, Georgia, South Carolina, Virginia, Iowa and Kansas. Propane is distributed through the Company's wholly-owned subsidiary, UCG Energy. The propane division of UCG Energy serves customers in Tennessee, North Carolina and Virginia. UCG Energy is also engaged in other activities complementing the natural gas business through its rental and utility services division.

     UCG Storage provides the Company and others with supplemental natural gas supplies through Company-owned natural gas storage fields in Kentucky and Kansas.

     The Company will use the proceeds from the sale of Common Stock pursuant to the Plan for general corporate purposes.

                                 LEGAL OPINION

     The validity of the Common Stock offered hereby will be passed upon for the Company by Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603.

                                    EXPERTS

     The consolidated financial statements and schedules incorporated by reference in this Registration Statement have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the method of accounting for postretirement benefits other than pensions and income taxes effective January 1, 1993 as discussed in the notes to consolidated financial statements.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Paragraph 56 of the Company's By-Laws provides in general that, subject to applicable statutory limitations, each director or officer of the Company and any person who, at the request of the Company, has served as a director or officer of another corporation in which the Company has a financial interest shall be indemnified against costs and expenses incurred (including any judgments, fines or reasonable settlements) in connection with the defense of any criminal or civil proceedings in which such person is named as a party by reason of having been such director or officer, or by reason of any action taken or not taken in such capacity unless such officer or director is finally adjudged to have been liable for negligence or misconduct in the performance of duty. Conviction or judgment in a criminal proceeding does not necessarily constitute an adjudication of liability for negligence or misconduct in performance of duty, under certain conditions. Paragraph 56 also provides that the provisions thereof shall not be construed as a limitation on the general power of the Company to enter into a contract or undertaking of indemnity with a director or officer in any proper case not provided for in paragraph 56.

     The Illinois Business Corporation Act and the Virginia Stock Corporation Act generally provide that each corporation subject to such Acts shall have the power to provide indemnification of the type summarized above, subject to certain limitations. The Company has purchased insurance policies covering certain liabilities of its officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

- ------------------------------------------------------
- ------------------------------------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
CUSTOMER STOCK PURCHASE PLAN
 1.   The Plan.........................    3
 2.   One Purchase Permitted...........    3
 3.   Eligibility......................    3
 4.   Enrollment Procedure.............    3
 5.   Stock Purchase Date..............    4
 6.   Price at Which Stock May Be
        Purchased......................    4
 7.   Issuance of Stock................    4
 8.   Participation in Dividend
        Reinvestment and Stock Purchase
        Plan...........................    4
 9.   Termination of and Amendments to
        Plan...........................    4
10.   Administration of the Plan.......    4
11.   Federal Income Tax Effects upon
        Purchasers.....................    5
12.   Regulatory Approval..............    5
          ------------------------
THE COMPANY............................    5
LEGAL OPINION..........................    6
EXPERTS................................    6
INDEMNIFICATION OF DIRECTORS AND
  OFFICERS.............................    6

- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------

                                  [UCGC LOGO]
                          CUSTOMER STOCK PURCHASE PLAN

                                  COMMON STOCK
                               WITHOUT PAR VALUE
                                 JULY   , 1994

- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTIONS

    SEC Registration Fee......................................................  $1,082.07
    Printing Expenses.........................................................          *
    Accounting Fees and Expenses..............................................          *
    Legal Fees and Expenses...................................................          *
    Transfer Agent and Registrar Fee..........................................          *
    Blue Sky Fees and Expenses................................................          *
    Miscellaneous Expenses....................................................          *
                                                                                ---------
              Total...........................................................  $       *
                                                                                 ========

- ---------------

* To be supplied by amendment

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Paragraph 56 of the Company's By-Laws provides in general that, subject to applicable statutory limitations, each director or officer of the Company and any person who, at the request of the Company, has served as a director or officer of another corporation in which the Company has a financial interest shall be indemnified against costs and expenses incurred (including any judgments, fines or reasonable settlements) in connection with the defense of any criminal or civil proceedings in which such person is named as a party by reason of having been such director or officer, or by reason of any action taken or not taken in such capacity unless such officer or director is finally adjudged to have been liable for negligence or misconduct in the performance of duty. Conviction or judgment in a criminal proceeding does not necessarily constitute an adjudication of liability for negligence or misconduct in performance of duty, under certain conditions. Paragraph 56 also provides that the provisions thereof shall not be construed as a limitation on the general power of the Company to enter into a contract or undertaking of indemnity with a director or officer in any proper case not provided for in paragraph 56.

     The Illinois Business Corporation Act and the Virginia Stock Corporation Act generally provide that each corporation subject to such Acts shall have the power to provide indemnification of the type summarized above, subject to certain liabilities of its officers and directors.

ITEM 16. EXHIBITS

     See List of Exhibits on page II-5 hereof.

ITEM 17. UNDERTAKINGS

     (1) The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed on the Registration Statement or any material change to such information in the Registration Statement;

             Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on June 17, 1994.

                                            UNITED CITIES GAS COMPANY

                                            By:     /s/  GENE C. KOONCE
                                            ------------------------------------
                                                       Gene C. Koonce
                                                         President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gene C. Koonce, James B. Ford and Tom S. Hawkins, Jr., or any one of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                TITLE                    DATE
- ---------------------------------------------  ------------------------------------------------
         /s/  DWIGHT C. BAUM                   Chairman of the Board
- ---------------------------------------------
   Dwight C. Baum

         /s/  GENE C. KOONCE                   President, Principal Executive
- ---------------------------------------------  Officer and Director
   Gene C. Koonce

           /s/  JAMES B. FORD                  Senior Vice President and
- ---------------------------------------------  Treasurer and Principal
   James B. Ford                               Financial Officer

       /s/  TOM S. HAWKINS, JR.                Vice President of Finance
- ---------------------------------------------
   Tom S. Hawkins, Jr.

    /s/  ADRIENNE H. BRANDON                   Controller
- ---------------------------------------------
   Adrienne H. Brandon

      /s/  THOMAS J. GARLAND                   Director                           June 17, 1994
- ---------------------------------------------
   Thomas J. Garland

        /s/  VINCENT J. LEWIS                  Director
- ---------------------------------------------
   Vincent J. Lewis

                  SIGNATURE                                TITLE                    DATE
- ---------------------------------------------  ------------------------------------------------
                                               Director
- ---------------------------------------------
   Dennis L. Newberry, II

        /s/  STIRTON OMAN, JR.                 Director
- ---------------------------------------------
   Stirton Oman, Jr.

      /s/  TIMOTHY W. TRIPLETT                 Director
- ---------------------------------------------
   Timothy W. Triplett

   /s/  GEORGE C. WOODRUFF, JR.                Director
- ---------------------------------------------
   George C. Woodruff, Jr.

                                LIST OF EXHIBITS

                                                                                  PAGE NUMBER
                                                                                      IN
                                                                                  SEQUENTIAL
EXHIBIT                                                                            NUMBERING
NUMBER                                                                              SYSTEM
- -------                                                                           -----------
   4.01    Indenture of Mortgage, dated as of July 15, 1959, from the Company to
           Continental Bank National Association and M.J. Kruger, as Trustees,
           as amended and supplemented through December 1, 1992 (the Indenture of Mortgage through the 20th Supplemental Indenture filed with the
           Company's Form 10-K for the year ended December 31, 1992 and incorporated herein by reference).
   5.01    Opinion of Chapman and Cutler.
  23.01    Consent of Chapman and Cutler is included in Exhibit 5.01 hereto.
  23.02    Consent of Independent Public Accountants.
  24.01    Power of Attorney is included on Page II-3 of this Registration
           Statement.
  99.01    Initial Investment Form.
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